EXHIBIT 2

                             JOINT FILING AGREEMENT

         THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 5th day of April, 2004, by and among Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit and Grupo Financiero Inbursa, S.A. de C.V.

         Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on any Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of Grupo Televisa, S.A., a sociedad anonima, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by it pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

         Carlos Slim Helu


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         Carlos Slim Domit
                                                   By: /s/ Eduardo Valdes Acra
                                                       -----------------------
         -------------------------------------         Eduardo Valdes Acra
                                                       Attorney-in-Fact
         Marco Antonio Slim Domit                      April 5, 2004


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         Patrick Slim Domit


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         Maria Soumaya Slim Domit


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         Vanessa Paola Slim Domit


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         Johanna Monique Slim Domit


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         GRUPO FINANCIERO INBURSA, S.A. DE C.V.


         -------------------------------------
         By: Eduardo Valdes Acra
         Title: Fiduciary Attorney-in-Fact